UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2009

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	12-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2009, WHX Corporation (the “Company”) implemented 5% salary reductions to annual salaries over $40,000 for all salaried employees, including all of the Company’s executive officers, in furtherance of the Company’s ongoing efforts to lower its operating costs.  The Company also suspended its employer contributions to 401(k) savings plans for all employees not covered by a collective bargaining agreement. While management believes that the Company has been performing well, the Company is taking these steps to minimize the impact of the downturn in the global economy.

Glen Kassan, the Company’s Chief Executive Officer, has voluntarily deferred his annual salary (net of the 5% reduction), effective for the fiscal year beginning January 1, 2009.   In addition, effective January 4, 2009, the Company amended its employment agreements with James F. McCabe, Jr., the Company’s Senior Vice President and Chief Financial Officer, Peter T. Gelfman, the Company’s General Counsel and Secretary, and Jeffrey A. Svoboda, the President and Chief Executive Officer of the Company’s wholly owned subsidiaries, Handy & Harman and Bairnco Corporation (collectively, the “Executive Officer Employment Agreements”), to permit the reduction of the annual salaries payable thereunder by 5% in accordance with the company-wide salary reductions.

Effective January 1, 2009, the Company entered into amendments to the Executive Officer Employment Agreements (the “409 Amendments”) for purpose of bringing the Executive Officer Employment Agreements into compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and interpretive guidance issued thereunder (“Section 409A”).  Section 409A imposes accelerated taxation and additional tax penalties on employees who participate in a nonqualified deferred compensation arrangement if the arrangement does not comply with the requirements of Section 409A.  The 409 Amendments make certain technical modifications to the severance payment provisions of the Executive Officer Employment Agreements, which are intended to comply with Section 409A.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, general economic conditions, the ability of the Company to market and sell its products, and the effects of competition and pricing. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any forward-looking statements included in this Current Report on Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in any forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHX CORPORATION

Dated: January 7, 2009	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President and Chief Financial Officer